UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2017

(Exact name of registrant as specified in its charter)

Commission File No: 000-54953

Delaware		47-2653358
(State or Other Jurisdiction		(I.R.S. Employer
Of Incorporation or Organization)		Identification Number)

269 Forest Ave. Staten Island, NY		10301
(Address of Principal Executive Offices)		(Zip Code)

(718) 447-1900
(Registrant’s telephone number, including area code)

Classic Rules Judo Championships, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2017, the registrant amended its Certificate of Incorporation to change the registrant’s name to Judo Capital Corp.

Item5.06. Change in Shell Company Status.

On March 15, 2017, the registrant commenced non-nominal operations in the distressed real estate sector by (1) retaining multiple specialized real estate brokers to locate liens, judgments, fractional interests and mortgages encumbering distressed residential and commercial properties in the New York City area, and (2) beginning to utilize public record search subscriptions to identify distressed assets and senior and subordinate liens, which the registrant deems to be overcollateralized by a sufficient margin to recover the purchase price, the collection costs including legal fees, and the registrant’s targeted annualized return.   The registrant has agreed to pay its broker 1% at closing on the purchase of a distressed property, mortgage or lien identified through their efforts. Distressed properties or liens will only be targeted for purchase if the likely recovery value results in an annualized ROI of 25% or better.

Item 9.01.  Financial Statements and Exhibits.

The exhibits listed in the following exhibit index are filed as part of this Current Report on Form 8-K:

3.1           Certificate of Amendment of Certificate of Incorporation (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March  15, 2017

Judo Capital Corp.
By:/s/ Lorenzo DeLuca
Lorenzo DeLuca
Chief Executive Officer